Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 33-87658) pertaining to the ValuJet Airlines, Inc. 1993 Incentive Stock Option Plan and the ValuJet Airlines, Inc. 1994 Stock Option Plan,

(ii)	Registration Statement (Form S-8 No. 33-91624) pertaining to the ValuJet Airlines, Inc. 1995 Employee Stock Purchase Plan,

(iii)	Registration Statement (Form S-8 No. 33-98568) pertaining to the Airways Corporation 1995 Stock Option Plan and 1995 Director Stock Option Plan,

(iv)	Registration Statement (Form S-3 No. 333-62863) of AirTran Holdings, Inc.,

(v)	Registration Statement (Form S-3 No. 33-83048) of ValuJet Airlines, Inc.,

(vi)	Registration Statement (Form S-8 No. 333-82727) pertaining to the AirTran 1996 Stock Option Plan,

(vii)	Registration Statement (Form S-3 No. 333-41480) of AirTran Holdings, Inc.,

(viii)	Registration Statement (Form S-8 No. 333-103209) pertaining to the AirTran Holdings, Inc. 2002 Long-Term Incentive Plan,

(ix)	Registration Statement (Form S-4 No. 333-67300) of AirTran Airways, Inc.,

(x)	Registration Statement (Form S-3 No. 333-107415) of AirTran Holdings, Inc.,

(xi)	Registration Statement (From S-3 No. 333-127590) of AirTran Holdings, Inc; and

(xii)	Registration Statements (Form S-8 No. 333-127595) pertaining to the AirTran Holdings, Inc. Amended and Restated 2002 Long-Term Incentive Plan

of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc., AirTran Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AirTran Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 9, 2006